Master Investment Portfolio: LifePath(R) Retirement Master Portfolio,
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LifePath(R) 2020 Master Portfolio, LifePath(R) 2025 Master Portfolio,
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LifePath(R) 2030 Master Portfolio, LifePath(R) 2035 Master Portfolio,
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LifePath(R) 2040 Master Portfolio, LifePath(R) 2045 Master Portfolio,
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LifePath(R) 2050 Master Portfolio and LifePath(R) 2055 Master Portfolio (each,
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a "Master Portfolio" and collectively, the "Master Portfolios")
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BlackRock Funds III: BlackRock LifePath(R) Retirement Fund, BlackRock
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LifePath(R) 2020 Fund, BlackRock LifePath(R) 2025 Fund, BlackRock LifePath(R)
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2030 Fund, BlackRock LifePath(R) 2035 Fund, BlackRock LifePath(R) 2040 Fund,
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BlackRock LifePath(R) 2045 Fund, BlackRock LifePath(R) 2050 Fund and BlackRock
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LifePath(R) 2055 Fund (each, a "LifePath Fund" and collectively, the "LifePath
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Funds")
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77D(a)(g)

Policies with respect to security investments

Attached please find as an exhibit to Sub-Item 77D(a)(g) of Form N-SAR, a description of changes to the investment strategies of each Master Portfolio and each LifePath Fund approved, respectively, by Master Investment Portfolio's Board of Trustees and BlackRock Funds III's Board of Trustees on September 25, 2015.

                                                              EXHIBIT 77D(A)(G)

MASTER INVESTMENT PORTFOLIO: LIFEPATH(R) RETIREMENT MASTER PORTFOLIO,
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LIFEPATH(R) 2020 MASTER PORTFOLIO, LIFEPATH(R) 2025 MASTER PORTFOLIO,
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LIFEPATH(R) 2030 MASTER PORTFOLIO, LIFEPATH(R) 2035 MASTER PORTFOLIO,
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LIFEPATH(R) 2040 MASTER PORTFOLIO, LIFEPATH(R) 2045 MASTER PORTFOLIO,
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LIFEPATH(R) 2050 MASTER PORTFOLIO AND LIFEPATH(R) 2055 MASTER PORTFOLIO (EACH,
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A "MASTER PORTFOLIO" AND COLLECTIVELY, THE "MASTER PORTFOLIOS")
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BLACKROCK FUNDS III: BLACKROCK LIFEPATH(R) RETIREMENT FUND, BLACKROCK
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LIFEPATH(R) 2020 FUND, BLACKROCK LIFEPATH(R) 2025 FUND, BLACKROCK LIFEPATH(R)
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2030 FUND, BLACKROCK LIFEPATH(R) 2035 FUND, BLACKROCK LIFEPATH(R) 2040 FUND,
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BLACKROCK LIFEPATH(R) 2045 FUND, BLACKROCK LIFEPATH(R) 2050 FUND AND BLACKROCK
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LIFEPATH(R) 2055 FUND (EACH, A "LIFEPATH FUND" AND COLLECTIVELY, THE "LIFEPATH
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FUNDS")
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77D(a)(g)
Policies with respect to security investments

On September 25, 2015, the Board of Trustees of Master Investment Portfolio, with respect to each Master Portfolio, and the Board of Trustees of the BlackRock Funds III, with respect to each LifePath Fund, approved changes to the investment strategies of the Master Portfolios and the LifePath Funds, as pertinent, to (i) incorporate a dynamic glidepath and (ii) allow for investment directly in securities and derivatives, as well as in underlying funds.

Effective as of December 14, 2015, each LifePath Fund has the ability to adjust its equity allocation along a strategic "glide path," based on a strategic assessment of market conditions among other factors as described below. The adjustments will be no more than +/- 5% at retirement, with a lesser allowable adjustment for LifePath Funds further from retirement.

Under normal circumstances, the asset allocation will change over time according to the strategic glide path as the LifePath Fund approaches its target date. According to the LifePath Fund's glide path, the LifePath Fund's asset mix becomes more conservative -- prior to retirement -- as time elapses. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of the LifePath Fund, which may be a primary source of income after retirement.

Effective as of December 14, 2015, each LifePath Fund's principal investment strategy was amended to permit each LifePath Fund to invest directly, through each LifePath Fund's corresponding Master Portfolio, in equity securities and related derivatives of issuers that are primarily engaged in or related to the real estate industry.

The Master Portfolios with longer time horizons invest a greater portion of their assets in Underlying Funds that invest in equity securities and equity securities and related derivatives, which provide a greater opportunity for capital appreciation over the long-term but have a greater risk of loss. The Master Portfolios with shorter time horizons invest a greater portion of their assets in Underlying Funds that invest in bonds and money market instruments, which typically offer reduced risk and price volatility but forego some potential returns. Accordingly, under normal circumstances, the Master Portfolios with shorter time horizons have lower expected returns than the Master Portfolios with longer time horizons. Each LifePath Fund may invest in derivatives, including but not limited to, futures, options, contracts for difference, forward contracts and/or swaps, including interest rate swaps and credit default swaps, for purposes of managing risk or to enhance total return. Each LifePath Fund may also use derivatives for leverage, in which case their use would involve leveraging risk. In addition to investing in

Underlying Funds, equity securities and related derivatives, each Master Portfolio may borrow, lend its portfolio securities to brokers, dealers and financial institutions, and invest the collateral in certain short-term instruments either directly or through one or more joint accounts or money market funds.

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